Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 22, 2024, which includes an explanatory paragraph relating to the ability of the Company to continue as a going concern with respect to the audited consolidated financial statements of iDoc Virtual Telehealth Solutions, Inc. as of December 31, 2023 and 2022. We also consent to the reference to us under the caption “Experts” in the Prospectus.

23
/s/ Accell Audit & Compliance, P.A.
Tampa, Florida
August 6, 2024